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                                                                   EXHIBIT 10.32



                 BRIDGE LOAN CONVERSION AND EXTENSION AGREEMENT


         This Agreement is between Rockford Corporation, an Arizona corporation ("Borrower") and Caroline S. Bartol ("Lender"). Borrower and Lender agree as follows:

1.       RECITALS.

         1.1 Borrower Business. Borrower manufacturers high quality auto and professional audio equipment, including amplifiers, speakers, source units, and accessories.

         1.2 Loan. Lender provided a $2,000,000 loan (the "Bridge Loan") to Borrower to help finance working capital and general corporate needs of Borrower pursuant to a Bridge Loan Agreement (the "Original Agreement") attached as Exhibit A.

         1.3      Conversion and Extension. Lender and Borrower have agreed to
                  (a) convert $999,999 of the Bridge Loan principal into 67,340 shares of Borrower's common stock (a price of $14.85 per share) and (b) extend the balance of the Bridge Loan, or $1,000,001 of principal, so that its due date is December 31, 1996.

         1.4 Purpose. The purpose of this Agreement is to set forth the terms of the agreement to convert and extend the terms of the Bridge Loan.

2. CONVERSION AGREEMENT. Lender subscribes to purchase, and Borrower promises to issue, 67,340 shares of Borrower's common stock, par value $0.01 per share (the "Shares"), for a purchase price of $14.85 per share or $999,999 in the aggregate. The purchase price is payable by conversion of $999,999 of the Bridge Loan principal into capital of Borrower and Lender instructs Borrower to convert such principal into capital upon issuance and delivery of the Shares to Lender.

         In connection with the purchase of the Shares, Lender represents and acknowledges as follows:


         2.1 Investment Intent. Lender is acquiring the Shares for investment and not with a view to their resale or distribution. Lender has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or pledge the Shares and has no present plans to enter into any such contract, undertaking, agreement, or arrangement.

         2.2 Securities Registration. The Shares are offered and sold without registration under the Securities Act of 1933 (the "Act") or the Arizona Securities Act, in reliance upon one or more exemptions available under the Act and under Arizona Law for non-public offerings.

         2.3 Legend on Shares. The certificates evidencing the Shares will bear a legend giving notice of the restrictions on transfer of the Shares resulting from their sale in reliance on exemptions from registration under applicable state securities laws.
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         2.4      Accredited Investor. Lender is an Accredited Investor as that term is defined in the rules of the Securities and Exchange Commission.

         2.5 Risk. Lender has the financial ability to bear the economic risk of Lender's investment in the Shares (including its possible loss). Lender has adequate means for providing for Lender's current needs and personal contingencies and has no need for liquidity with respect to Lender's investment in the Shares. Lender has (alone or together with Lender's advisers and family) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in Lender's judgment, sufficient information to evaluate the merits and risks of an investment in the Shares.

         2.6 Information Supplied. Lender (alone or with representatives) has had opportunity to ask questions of and receive satisfactory answers from the Borrower and its officers and directors concerning the business and prospects of the Borrower and has had the opportunity to review such documents, records, books, and other information as Lender has deemed necessary in order to make an investment decision with respect to the purchase of the Shares. In making the decision to purchase the Shares subscribed for, Lender has relied solely on independent investigations and on documents supplied by Company.

3. EXTENSION AGREEMENT. Lender extends the balance of the Bridge Loan after conversion, $1,000,001 (the "Loan") on the terms set forth in this agreement. Borrower will execute and deliver to Lender a promissory note (the "Note") in the form of Exhibit A, in exchange for Lender's delivery to Borrower of the original promissory note evidencing the Bridge Loan. Borrower will (a) maintain accurate records of the original principal amount, payments made, and interest and other charges in connection with the Loan and (b) render to Lender on request, and at least monthly, an account statement showing such amounts.

4. INTEREST. The outstanding principal and unpaid interest under this Agreement will bear interest at the rate of 9% per annum. Interest is payable monthly on the first day of each month.

5. REPAYMENT OF PRINCIPAL AND OPTION. Borrower will pay the principal on the Note on December 31, 1996. Borrower grants Lender an option to purchase additional shares of Borrower's Common Stock (the "Option Shares") by conversion of the Loan at any time before its repayment by Borrower. The price for the Option Shares will be (a) the most recent price at which Borrower has sold its shares to an unaffiliated third party in a transaction concluded after the date of this Agreement of
         (b) $14.85 per share, if Borrower has not sold its shares in such a transaction. Lender may purchase up to the number of Option Shares computed by dividing the outstanding principal of the Loan by the price per share established in the immediately preceding sentence. In connection with any purchase of Option Shares, Lender will provide Borrower with representations comparable to those set forth in Section 2 above.


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6.       SUBORDINATION TO BANK LOAN. The Loan is subordinate to Borrower's obligations under its loan (the "Bank Loan") with its principal lender, Wells Fargo Bank, formerly First Interstate Bank of Arizona (the "Bank"). All Borrower's obligations to Bank must be first paid to Bank in full before any payments may be made under this Loan, except for:

         6.1      payments of interest when due;

         6.2 payments of principal paid from proceeds of a capital investment by Lender or its affiliates in Borrower; and

         6.3 payments of principal when due on December 31, 1996, but only if (a) Bank has not given Borrower notice that it is in default or non-compliance under the Bank Loan and (b) the payment of principal would not cause Borrower to be out of compliance under the Bank Loan either (i) as of the date made,
                  (ii) as of the most recent quarterly compliance date under the Bank Loan (assuming the payment had been made on the last day of such quarter), or (iii) as of the next quarterly compliance date under the Bank Loan (based on Borrower's current projected financial statements). If Borrower makes a payment of principal, Borrower will deliver to Lender and Bank a certificate confirming that these conditions are satisfied.

         6.4 If there is an Event of Default under Section 9.4 below, then Borrower and its officers, assigns, trustee, receiver, and other representative are directed to pay Bank the full amount of the Bank Loan before making any payments to Lender other than payments of principal out of proceeds of the investment by Lender or its affiliates in Borrower.

7. NO SECURITY. The Loan is unsecured but constitutes a general obligation of Borrower.

8. MANAGEMENT BONUS PLAN. If Borrower establishes a management bonus plan for its fiscal years 1997, 1998, or 1999 Borrower's compensation committee and management will provide Lender with a written explanation of any differences between (a) the income projections used to establish fiscal 1997, 1998, and 1999 bonus levels in the plan and (b) the income projections used by Vrolyk and Company in its evaluation of the value of Borrower's common stock.

9. ADDITIONAL DOCUMENTS. Borrower will execute and deliver to lender additional documents as necessary to carry out the purposes of this Agreement.

10.      EVENTS OF DEFAULT. The following events are "Events of Default":

         10.1 Borrower fails to pay any amount under this Agreement when due and payable;

         10.2 Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, representation, or warranty contained in this Agreement;

         10.3     Borrower becomes insolvent; or


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         10.4     A complaint or case is filed by or against borrower under
                  federal bankruptcy laws and is not dismissed within 60 days of filing; Borrower admits to inability to pay or fails to pay Borrower's debts generally as they mature; Borrower makes an assignment for the benefit of creditors; a receiver is appointed for Borrower; or any other insolvency proceedings are instituted by or against Borrower and are not dismissed within 60 days of filing.

11. ACCELERATION OF OBLIGATIONS AND REMEDIES. If there is an event of default, the outstanding Loan balance and all other amounts owed by Borrower to Lender will, if Lender elects, become immediately due and payable without notice to or demand upon Borrower of any kind. Any acceleration, if elected by Lender, is subject to all applicable laws.

12. USURY SAVINGS CLAUSE. Borrower will not, upon acceleration of maturity by Lender or otherwise, be required to pay any interest in excess of the maximum amount permitted by law.

13.      MISCELLANEOUS.

         13.1 Waiver of Defaults. Lender may, in its sole discretion, waive a default or cure at Borrower's expense a default. Any waiver in a particular instance or of a particular default is not a waiver of other defaults or of the same kind or default at another time.

         13.2 Entire Agreement; Amendments. This Agreement is the entire Agreement of the parties with respect to its subject matter and may not be changed or amended without the written consent of each party.

         13.3 Severability. If any part (or parts) of this Agreement is invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability will not effect any provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provision were omitted, provided that such construction and omission is consistent with the general intent of the parties as evidenced by this Agreement considered as an entirety.

         13.4 Notices. Notices required under this Agreement are effective upon delivery or three days after mailing by registered or certified mail, return receipt requested, to the address of the parties shown on the signature page of this Agreement (which may be changed by notice).

         13.5 Governing Law. This Agreement is governed by the laws of Arizona.

         13.6 Assignability. This Agreement may not be assigned without the prior written consent of each party.

         13.7 Counterparts. This Agreement may be executed in counterparts and all counterparts so executed constitute one Agreement.


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         13.8     Attorneys' Fees. In any proceeding arising under this
                  Agreement, the prevailing party is entitled to recover the attorneys' fees, costs, and expenses in connection with such proceeding.

14.      EXECUTION AND EFFECTIVE DATE. This Agreement is executed
         ________________, 1996 and effective as of July 1, 1996.

                           "BORROWER"

                           Rockford Corporation



                           By:        / s /
                              -------------------------------------
                              Chief Financial Officer


                           Address:    648 S. River Drive
                                       Tempe, Arizona  85281


                           "LENDER"



                                     / s /
                              -------------------------------------
                              Caroline S. Bartol


                           Address:    38415 Sombrero Road
                                       Carefree, Arizona  85377
                                       P.O. Box 1209


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                                    EXHIBIT A

                                 PROMISSORY NOTE


Principal Amount: $2,000,000                                      Tempe, Arizona
                                                                  March 18, 1996


             For value received, Rockford Corporation ("Maker") promises to pay to the order of Caroline S. Bartol ("Lender"), the principal amount stated above plus interest on the unpaid balance of the principal as hereinafter provided. This Promissory Note ("Note") is given by Maker to evidence Maker's obligation to make payments under the Loan Agreement between Lender and Maker of even date with this Note (the "Agreement").

             INTEREST AND INTEREST PAYMENTS. The outstanding principal under this Note will bear interest at the rate of 9% per annum. Interest is payable in monthly installments equal to accrued interest, with the first installment due on or before May 1, 1996, and each subsequent installment due on or before the first day of each month thereafter.

             PRINCIPAL PAYMENTS. Maker will pay the principal on the Note on the earlier of (a) receipt of the proceeds of the capital investment in Maker committed by Lender or its affiliates or (b) September 30, 1996.

             DEFAULT. A default will occur upon an "Event of Default" as defined in the Agreement.

             REMEDIES. Upon any Event of Default, the entire principal and any accrued but unpaid interest will, at Lender's option, become due and payable on demand and Lender will have any other remedies granted to it under the Agreement.

             CREDITING OF PAYMENTS. Lender may credit all payments received first against the accrued but unpaid interest, then against any costs of collection, then against the unpaid principal then due or delinquent.
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             PREPAYMENT. Maker reserves the right to prepay all or any portion of the principal sum without penalty of any kind, but will pay all accrued but unpaid interest on the date of such a prepayment.

             FORM OF PAYMENTS. Principal and interest are payable only in lawful money of the United States of America in immediately available funds.

             ATTORNEYS FEES. If this Note is placed in the hands of an attorney for collection, Maker promises to pay, in addition to the unpaid principal and accrued but unpaid interest, the costs of collection including reasonable attorneys fees.

             WAIVERS. Maker and any endorsers hereof waive demand, notice of presentment, protest, notice of dishonor and protest, rights of exemption, and any defense by reason of extension of time or other indulgences granted by Lender. The obligations under this Note are binding and enforceable upon and against the successors and assigns of Maker.


                                            "MAKER"

                                            Rockford Corporation


                                            By:    /s/  James M. Thomson
                                               -------------------------
                                                  Chief Financial Officer


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